UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010 (May 7, 2010)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 7, 2010, the Board of Directors (the “Board”) of Threshold Pharmaceuticals, Inc. (the “Company”) appointed David R. Parkinson, M.D. to the Board as a Class II director, as well as to the Nominating and Governance Committee of the Board, with such appointments effective as of May 7, 2010.

In connection with his appointment, Dr. Parkinson was granted an option to purchase 25,000 shares of the Company’s Common Stock pursuant to the Company’s 2004 Amended and Restated Equity Incentive Plan, as previously approved by the Board for all new non-employee directors, at an exercise price equal to the closing price of the Company’s Common Stock on the Nasdaq Capital Market on May 7, 2010. Dr. Parkinson also became eligible to receive an annual retainer of $30,000 for serving on the Board, as well as a committee retainer of $10,000 per year, each as previously approved by the Board and payable in accordance with the Company’s regular practices.

Item 7.01	Regulation FD Disclosure.

On May 12, 2010, the Company issued a press release announcing the appointment of Dr. Parkinson to the Board as a Class II director. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1    Press release dated May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Director, Finance and Controller

Date: May 12, 2010

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release dated May 12, 2010.